EXHIBIT 10.9


                                    AGREEMENT

         Between FOHP, Inc. ("FOHP") and Alliance Medical Group, Inc. ("Subcontractor"), concerning the employment by FOHP of Joseph Singer, M.D. ("Employee").
         WHEREAS Subcontractor currently employs Employee and, WHEREAS both Employee and Subcontractor desire to have FOHP employ
Employee according to the terms of this Agreement,
         NOW, THEREFORE, FOHP, Employee and Subcontractor, for the consideration specified in this Agreement, agree as follows:
         1. TERM. FOHP, Employee and Subcontractor hereby agree that FOHP employ Employee as Chief Medical Officer for FOHP, Inc. and as Medical Director of First Option Health Plan of New Jersey, Inc., both for an indefinite period, which shall be no less that two years from the date Employee begins active employment. During his employment, Employee shall be subject to immediate termination for egregious misconduct or loss of license. At the conclusion of the INITIAL two year period, Employee's employment agreement shall automatically renew itself for two year periods and thereafter UNLESS EITHER FOHP OR SUBCONTRACTOR GIVES TO THE OTHER written notice of non-renewal AT LEAST TWELVE MONTHS PRIOR TO THE EXPIRATION of the initial two YEAR PERIOD OR TWELVE MONTHS PRIOR TO THE EXPIRATION OF ANY TWO YEAR RENEWAL PERIOD, AS THE CASE MAY BE. During the period of notice of such non-renewal, Employee shall continue to work the remainder of the THEN CURRENT term.
         2. RESPONSIBILITIES. Subcontractor and Employee agree that Employee shall devote to FOHP 80% of the total time commitment set forth in his contract with Subcontractor.
         3. SALARY. Subcontractor shall be paid $240,000.00 per year for the salary and benefits of Employee. Providing benefits to Employee shall be the obligation of Subcontractor and not FOHP; however, FOHP shall provide payment to Subcontractor for those benefits included within the annual compensation set forth above.
         4. AUTOMOBILE AND EXPENSES. Employee shall be provided with an automobile, gasoline credit card, automobile insurance and maintenance, all at FOHP's expense. Employee shall also be reimbursed for other business-related expenses in accordance with FOHP policy for employee reimbursement.
         5. CHANGES TO AGREEMENT. No written or oral modification, amendment, addition to this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by the signatories to this Agreement.
         6. ENTIRE AGREEMENT. This Agreement contains the entire agreement among FOHP, Employee and Subcontractor with respect to the subject matter contained herein and supersedes any other prior or contemporaneous agreement whether oral or in writing purporting to govern this subject matter.
         7. SEPARABILITY. The invalidity or unenforceability of any provisions of this Agreement shall in no way affect the validity or enforceability of any other provision.
         8. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions set forth in this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power under the Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other times or times.
         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and applicable federal law.
         I understand and agree to the terms and conditions of the Agreement as set forth above.

FOHP, INC.                                          ALLIANCE MEDICAL GROUP, INC.

      /S/JOHN L. ADDESSA                            /s/  W. Dean Kinsey
      ------------------                            -------------------
By:  John Adessa, President                         By:  W. Dean Kinsey
     and Chief Executive Officer                         President

Dated:    11/30/94                                  Dated:     11/29/94
      ----------------                                    -----------------

                                                       /S/JOSEPH SINGER
                                                    -------------------
                                                    Joseph Singer, M.D.
                                                    Dated:      11/29/94

                                                                   EXHIBIT 10.42


                             REIMBURSEMENT AGREEMENT
                       (CoreStates Bank Letter of Credit)

         This Reimbursement Agreement (the "Agreement"), made as of April 11, 1996, by and between John L. Adessa, an individual residing at 15 Conover Lane, Rumson, New Jersey 07760 ("Adessa"), and FOHP, Inc., a New Jersey corporation with offices at 2 Bridge Avenue, Building 6, Red Bank, New Jersey 07701-1106 ("FOHP").

                                    RECITALS

         WHEREAS, to remain in compliance with the statutory net worth and other capital requirements of certain regulatory bodies of the State of New Jersey, First Option Health Plan of New Jersey, Inc. ("FOHP-NJ"), a wholly-owned subsidiary of FOHP which operates as a health maintenance organization in the State of New Jersey, must have a certain amount of readily ascertainable capital; and

         WHEREAS, FOHP desires that Adessa secure a letter of credit (the "Letter of Credit") from CoreStates Bank (the "Bank") in the amount of Three Hundred and Twenty Three Thousand ($323,000.00) Dollars (the "LC Amount"), which may be drawn upon by FOHP in the event that FOHP is required to contribute capital to FOHP-NJ so that FOHP-NJ remains in compliance with the statutory net worth and other capital requirements of certain regulatory bodies of the State of New Jersey;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, and for other good and valuable consideration also recited herein, the receipt and sufficiency of which are hereby acknowledged and agreed to, the parties hereto agree as follows:

                                   ARTICLE ONE
                       CONSIDERATION FOR LETTER OF CREDIT

         As consideration for Adessa securing the Letter of Credit, FOHP hereby agrees to pay Adessa a single flat fee of two and one-half (2.5%) percent of the LC Amount (the "Flat Fee"). The Flat Fee will be paid by FOHP by corporate check.

                                   ARTICLE TWO
                            DRAW ON LETTER OF CREDIT

         Contemporaneous with any payment by Adessa to the Bank which is made as a result of a draw against the Letter of Credit by FOHP, FOHP will become obligated to reimburse Adessa for the amount of such draw. Interest on such obligation will be payable monthly at a rate equal to the prime rate of a national bank chosen by FOHP plus four (4%) percent. The principal amount of the obligation plus all accrued interest will be payable to Adessa within nine (9) months from the date the obligation is first incurred by FOHP.

                                  ARTICLE THREE
                          AFFIRMATIVE COVENANTS OF FOHP

         Until this Agreement terminates by its terms, FOHP hereby covenants and agrees that:

         Section 3.1 MAINTAIN CORPORATE EXISTENCE AND QUALIFICATIONS. FOHP will use its best efforts to maintain and preserve in full force and effect, its corporate existence and rights, franchises, licenses and qualifications necessary to continue its business.

         Section 3.2 INFORMATION AND DOCUMENTS TO BE FURNISHED TO ADESSA. FOHP will furnish to Adessa its annual consolidated financial statements, which have been audited by an independent accounting firm, as soon as delivered to any creditor of FOHP, but in no event later than one hundred and twenty (120) days after the end of each fiscal year.

         Section 3.3. ACCESS TO RECORDS AND PROPERTY. At any time and from time to time, upon the request by Adessa, FOHP shall give the representatives of Adessa access during normal business hours to, and permit any of them to examine, audit, copy or make extracts from, any and all books, records and documents in the possession of FOHP or any independent contractor relating to FOHP's affairs, and to inspect any of its properties wherever located.

         Section 3.4 BANK COSTS AND FEES. FOHP will pay all Bank costs and fees relating to the issuance of the Letter of Credit.

         Section 3.5 INDEMNIFICATION. FOHP undertakes to indemnify Adessa from any and all liability, loss or damage in excess of the LC Amount that Adessa may suffer as a result of any claim, demand, cost, or judgment brought or procured against Adessa by the Bank in connection with the Letter of Credit; provided, that FOHP shall not indemnify Adessa for any liability, loss or damage that Adessa may suffer as a result of any claim, damage, cost or judgment brought or procured against Adessa by the Bank, if such liability, loss or damage was incurred in connection with Adessa's refusal to pay all or a portion of the LC Amount to the Bank under the terms of the Letter of Credit.

         Section 3.6 ORDER OF DRAW; REDUCTION IN LETTER OF CREDIT. FOHP agrees not to draw against the Letter of Credit unless it first exhausts all its rights against (i) any letter of credit which is payable to FOHP and secured by physicians who are providers to FOHP-NJ and shareholders of FOHP (collectively, "Physician Backed Letters of Credit," and individually, a "Physician Backed Letter of Credit"), (ii) any guaranty of a hospital which is a provider to FOHP-NJ, or guaranty of an affiliate thereof, which guarantees all or a portion of the capital obligations of FOHP to FOHP-NJ (collectively, "Institutional Guaranties," and individually, an "Institutional Guaranty"), (iii) the letter of credit payable to FOHP secured by William B. Roberts with Chemical Bank in the amount of three million ($3,000,000) dollars (the "Roberts LC"), and (iv) the letter of credit payable to FOHP secured by Randall

Krakauer with CoreStates Bank in the amount of three hundred thousand ($300,000) dollars (the "Krakauer LC"). In addition, in the event FOHP determines that it no longer requires all of (a) the Letter of Credit, (b) the Physician Backed Letters of Credit, (c) the Institutional Guaranties, (d) the Roberts LC, and (e) the Krakauer LC and thereby desires to reduce or terminate one or more of such instruments, FOHP will reduce or terminate the Letter of Credit before reducing or terminating any Physician Backed Letter of Credit, any Institutional Guaranty, the Roberts LC or the Krakauer LC.

                                  ARTICLE FOUR
                           NEGATIVE COVENANTS OF FOHP

         Until this Agreement terminates by its terms, FOHP hereby covenants and agrees that:

         Section 4.1 WITHDRAWAL CONDITIONS. FOHP will not draw against the Letter of Credit unless the following conditions are satisfied: (i) FOHP must furnish written evidence to Adessa that either or both the New Jersey Department of Insurance ("DOI") and/or the New Jersey Department of Health ("DOH") has required that FOHP-NJ obtain additional capital to remain in compliance with the statutory net worth and other capital requirements applicable to FOHP-NJ; and
(ii) FOHP does not have sufficient capital to contribute to FOHP-NJ so that FOHP-NJ is able to satisfy the request of the DOI and/or DOH and remain in compliance with the statutory net worth and other capital requirements applicable to it, and provides written representation to that effect.

         Section 4.2 MERGER. FOHP will not, without the prior written consent of Adessa, merge into any other entity.

         Section 4.3 DISPOSITION OF ASSETS. FOHP will not, without the prior written consent of Adessa, sell, lease, transfer, convey or otherwise dispose of more than fifty (50%) percent of its assets during any six (6) month period.

         Section 4.4 LOANS. FOHP will not, without the prior written consent of Adessa, make loans to any person, firm or entity.

         Section 4.5 TRANSFERS OF NOTES OR ACCOUNTS RECEIVABLE. FOHP will not, without the prior written consent of Adessa, sell, assign, transfer, discount or otherwise dispose of any accounts receivables or any promissory note payable to it with or without recourse, except in the ordinary course of business.

         Section 4.6 DIVIDENDS. FOHP will not, without the prior written consent of Adessa, declare or pay any cash dividends or make any distribution on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, other than redemptions by FOHP of its stock in accordance with the provisions of its Amended and Restated Certificate of Incorporation.

                                  ARTICLE FIVE
                               BREACH OF COVENANTS

         In the event FOHP materially breaches any of the covenants contained in Article Three or Article Four of this Agreement (each a "Material Breach"), Adessa shall provide FOHP written notice of the Material Breach (a "Notification Letter"). Upon the receipt of a Notification Letter and until the Material Breach discussed in the Notification Letter is remedied, FOHP shall not draw against the Letter of Credit.

                                   ARTICLE SIX
                                  MISCELLANEOUS

         Section 6.1 TERMINATION. This Agreement shall terminate upon the earlier of (a) the termination of the Letter of Credit, (b) the termination of Adessa's employment with FOHP for any reason, (c) the death of Adessa or (d) Adessa becoming "disabled" as such term is defined in the employment agreement between FOHP and Adessa, the effective date of which was October 27, 1995.

         Section 6.2. NOTICES. All notices, requests, consents and other communications shall be in writing and shall be delivered in person or delivered by telex, telegram, telecopy, a nationally recognized overnight courier service or mailed by first class registered or certified mail, postage prepaid, to the addresses set forth above or, in any case, at such other address or addresses as shall have been furnished in writing to all parties to this Agreement.

         All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery, telex, telegram or telecopy, on the date of such delivery, (b) in the case of a nationally recognized overnight courier service, on the second business day following the date of dispatch, and (c) in the case of mailing, on the fifth business day following deposit of a notice, request, consent or other communication, in the U.S. Mail.

         Section 6.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them and no party hereto shall be bound by any condition, definition, warranty, representation or agreement other than as expressly provided for in this Agreement or as may be, on a date subsequent to or contemporaneous with the date hereof, duly set forth in writing signed by each of the parties hereto. This Agreement shall not be changed, modified or amended except by a writing signed by all the parties hereto.

         Section 6.4 GOVERNING LAW. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New Jersey, without giving effect to principles of conflict of laws. Further, in the event that any dispute arises between the parties to this Agreement, unless otherwise set forth herein, such dispute shall be settled by a court of competent jurisdiction of the State of New Jersey or the United States District Court for the District of New Jersey and the parties hereto agree to submit to the jurisdiction of the courts of the State of New Jersey or the United States District Court for the District of New Jersey.

         Section 6.5 SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         Section 6.6 BENEFIT OF PARTIES, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors, heirs and assigns. This Agreement may not be assigned by either party hereto except with the prior written consent of the other party hereto.

         Section 6.7 HEADINGS. The headings in the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         Section 6.8 PUBLICITY. No news release or other public announcement pertaining in any way to the transactions contemplated by this Agreement shall be made by Adessa without the prior consent of FOHP.

         Section 6.9 CONSTRUCTION. As used in this Agreement, words in the singular shall be construed as including the plural and vice versa and words in one gender shall include all genders unless the context shall clearly require otherwise.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused this Agreement to be executed by a duly authorized corporate officer thereof as of the day and year first above written.


                                                     /S/ JOHN L. ADESSA
                                                     ------------------
                                                     JOHN L. ADESSA

                                                     FOHP, INC.

                                                     By:/S/ DONALD PARISI
                                                     --------------------
                                                     DONALD PARISI
                                                     Senior Vice President and
                                                     General Counsel

                             REIMBURSEMENT AGREEMENT
                       (CoreStates Bank Letter of Credit)

         This Reimbursement Agreement (the "Agreement"), made as of September 13, 1996, by and between John L. Adessa, an individual residing at 15 Conover Lane, Rumson, New Jersey 07760 ("Adessa"), and FOHP, Inc., a New Jersey corporation with offices at 2 Bridge Avenue, Building 6, Red Bank, New Jersey 07701-1106 ("FOHP").

                                    RECITALS

         WHEREAS, in April 1996, Adessa secured a letter of credit (the "Letter of Credit") from CoreStates Bank (the "Bank") in the amount of Three Hundred and Twenty Three Thousand ($323,000.00) Dollars (the "LC Amount"), which may be drawn upon by FOHP in the event that FOHP is required to contribute capital to First Option Health Plan of New Jersey, Inc. ("FOHP-NJ") so that FOHP-NJ remains in compliance with the statutory net worth and other capital requirements of certain regulatory bodies of the State of New Jersey;

         WHEREAS, in connection with the Letter of Credit, FOHP and Adessa entered into a Reimbursement Agreement dated April 11, 1996 (the "First Reimbursement Agreement"), pursuant to which FOHP agreed to reimburse Adessa for any amounts drawn against the Letter of Credit;

         WHEREAS, Adessa and FOHP would like to reduce the LC Amount of the Letter of Credit to $100,000 (the "New LC Amount"); and

         WHEREAS, in connection with the reduction of the LC Amount, Adessa and FOHP believe it necessary to terminate the First Reimbursement Agreement and substitute therefor this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, and for other good and valuable consideration also recited herein, the receipt and sufficiency of which are hereby acknowledged and agreed to, the parties hereto agree as follows:

                                   ARTICLE ONE
                  REPLACEMENT OF FIRST REIMBURSEMENT AGREEMENT

         The First Reimbursement Agreement, and all amendments and addendums thereto, is terminated as of the date hereof, and this Agreement shall be substituted therefor.

                                   ARTICLE TWO
                            DRAW ON LETTER OF CREDIT

         Contemporaneous with any payment by Adessa to the Bank which is made as a result of a draw against the Letter of Credit by FOHP, FOHP will become obligated to reimburse Adessa for the amount of such draw. Interest on such obligation will be payable monthly at a rate equal to the prime rate of a national bank chosen by FOHP plus four (4%) percent. The principal amount of the obligation plus all accrued interest will be payable to Adessa within nine (9) months from the date the obligation is first incurred by FOHP.


                                  ARTICLE THREE
                          AFFIRMATIVE COVENANTS OF FOHP

         Until this Agreement terminates by its terms, FOHP hereby covenants and agrees that:

         Section 3.1 MAINTAIN CORPORATE EXISTENCE AND QUALIFICATIONS. FOHP will use its best efforts to maintain and preserve in full force and effect, its corporate existence and rights, franchises, licenses and qualifications necessary to continue its business.

         Section 3.2 INFORMATION AND DOCUMENTS TO BE FURNISHED TO ADESSA. FOHP will furnish to Adessa its annual consolidated financial statements, which have been audited by an independent accounting firm, as soon as delivered to any creditor of FOHP, but in no event later than one hundred and twenty (120) days after the end of each fiscal year.

         Section 3.3 ACCESS TO RECORDS AND PROPERTY. At any time and from time to time, upon the request by Adessa, FOHP shall give the representatives of Adessa access during normal business hours to, and permit any of them to examine, audit, copy or make extracts from, any and all books, records and documents in the possession of FOHP or any independent contractor relating to FOHP's affairs, except for confidential information or materials or minutes of meetings of the Board of Directors.

         Section 3.4 BANK COSTS AND FEES. FOHP will pay all Bank costs and fees relating to the issuance of the Letter of Credit.

         Section 3.5 INDEMNIFICATION. FOHP undertakes to indemnify Adessa from any and all liability, loss or damage in excess of the New LC Amount that Adessa may suffer as a result of any claim, demand, cost, or judgment brought or procured against Adessa by the Bank in connection with the Letter of Credit; provided, that FOHP shall not indemnify Adessa for any liability, loss or damage that Adessa may suffer as a result of any claim, damage, cost or judgment brought or procured against Adessa by the Bank, if such liability, loss or damage was incurred in connection with Adessa's refusal to pay all or a portion of the New LC Amount to the Bank under the terms of the Letter of Credit.

                                  ARTICLE FOUR
                              WITHDRAWAL CONDITIONS

         Until this Agreement terminates by its terms, FOHP hereby covenants and agrees that it will not draw against the Letter of Credit unless the following conditions are satisfied: (i) FOHP must furnish written evidence to Adessa that either or both the New Jersey Department of Insurance ("DOI") and/or the New Jersey Department of Health ("DOH") has required that FOHP-NJ obtain additional capital to remain in compliance with the statutory net worth and other capital requirements applicable to FOHP-NJ; and (ii) FOHP does not have sufficient capital to contribute to FOHP-NJ so that FOHP-NJ is able to satisfy the request of the DOI and/or DOH and remain in compliance with the statutory net worth and other capital requirements applicable to it, and provides written representation to that effect.

         In addition to the above conditions, FOHP agrees not to draw against the Letter of Credit unless it first exhausts all its rights against (i) any letter of credit which is payable to FOHP and secured by physicians who are providers to FOHP-NJ and shareholders of FOHP (collectively, "Physician Backed Letters of Credit," and individually, a "Physician Backed Letter of Credit"),
(ii) any guaranty of a hospital which is a provider to FOHP-NJ, or guaranty of an affiliate thereof, which guarantees all or a portion of the capital obligations of FOHP to FOHP-NJ (collectively, "Institutional Guaranties," and individually, an "Institutional Guaranty"), (iii) the letter of credit payable to FOHP secured by William B. Roberts with Chemical Bank in the amount of three million ($3,000,000) dollars (the "Roberts LC"), and (iv) the letter of credit payable to FOHP secured by Randall Krakauer with CoreStates Bank in the amount of three hundred thousand ($300,000) dollars (the "Krakauer LC"). In addition, in the event FOHP determines that it no longer requires all of (a) the Letter of Credit, (b) the Physician Backed Letters of Credit, (c) the Institutional Guaranties, (d) the Roberts LC, and (e) the Krakauer LC and thereby desires to reduce or terminate one or more of such instruments, FOHP will reduce or terminate the Letter of Credit before reducing or terminating any Physician Backed Letter of Credit, any Institutional Guaranty, the Roberts LC or the Krakauer LC.

                                  ARTICLE FIVE
                        BREACH OF COVENANTS OR CONDITIONS

         In the event FOHP materially breaches any of the covenants or conditions contained in Article Three or Article Four of this Agreement (each a "Material Breach"), Adessa shall provide FOHP written notice of the Material Breach (a "Notification Letter"). Upon the receipt of a Notification Letter and until the Material Breach discussed in the Notification Letter is remedied, FOHP shall not draw against the Letter of Credit.

                                   ARTICLE SIX
                                  MISCELLANEOUS

         Section 6.1 TERMINATION. This Agreement shall terminate upon the termination of the Letter of Credit.

         Section 6.2 NOTICES. All notices, requests, consents and other communications shall be in writing and shall be delivered in person or delivered by telex, telegram, telecopy, a nationally recognized overnight courier service or mailed by first class registered or certified mail, postage prepaid, to the addresses set forth above or, in any case, at such other address or addresses as shall have been furnished in writing to all parties to this Agreement.

         All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery, telex, telegram or telecopy, on the date of such delivery, (b) in the case of a nationally recognized overnight courier service, on the second business day following the date of dispatch, and (c) in the case of mailing, on the fifth business day following deposit of a notice, request, consent or other communication, in the U.S. Mail.

         Section 6.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them and no party hereto shall be bound by any condition, definition, warranty, representation or agreement other than as expressly provided for in this Agreement or as may be, on a date subsequent to or contemporaneous with the date hereof, duly set forth in writing signed by each of the parties hereto. This Agreement shall not be changed, modified or amended except by a writing signed by all the parties hereto.

         Section 6.4 GOVERNING LAW. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New Jersey, without giving effect to principles of conflict of laws. Further, in the event that any dispute arises between the parties to this Agreement, unless otherwise set forth herein, such dispute shall be settled by a court of competent jurisdiction of the State of New Jersey or the United States District Court for the District of New Jersey and the parties hereto agree to submit to the jurisdiction of the courts of the State of New Jersey or the United States District Court for the District of New Jersey.

         Section 6.5 SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         Section 6.6 BENEFIT OF PARTIES, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors, heirs and assigns. This Agreement may not be assigned by either party hereto except with the prior written consent of the other party hereto.

         Section 6.7 HEADINGS. The headings in the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         Section 6.8 PUBLICITY. No news release or other public announcement pertaining in any way to the transactions contemplated by this Agreement shall be made by Adessa without the prior consent of FOHP.

         Section 6.9 CONSTRUCTION. As used in this Agreement, words in the singular shall be construed as including the plural and vice versa and words in one gender shall include all genders unless the context shall clearly require otherwise.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused this Agreement to be executed by a duly authorized corporate officer thereof as of the day and year first above written.


                                                     /S/ JOHN L. ADESSA
                                                     ------------------
                                                     JOHN L. ADESSA


                                                     FOHP, INC.


                                                     By:/S/ DONALD PARISI
                                                     --------------------
                                                     DONALD PARISI
                                                     Senior Vice President and
                                                     General Counsel